UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2010

Spartech Corporation

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	1-5911 ------------------- (Commission File Number)	43-0761773 --------------------------- (I.R.S. Employer Identification Number)

120 S. Central Avenue, Suite 1700, Clayton, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63105 ------------------ (Zip Code)
314-721-4242 ------------------ (Registrant’s Telephone Number, Including Area Code)
Not Applicable ------------------ (Former Name or Former Address, if Changed Since Last Report)

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      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.3     Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on March 11, 2010. The shareholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed January 19, 2010.

Proposal 1. To elect six directors of the Company for one-year terms and until their successors have been elected and qualified.

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Edward J. Dineen	25,610,734	1,012,788	17,376	1,322,322

Victoria M. Holt	25,625,540	1,007,984	7,374	1,322,322

Walter J. Klein	26,388,580	244,665	7,654	1,322,322

Pamela F. Lenehan	26,328,995	305,721	6,183	1,322,322

Myles S. Odaniell	26,226,488	408,264	6,147	1,322,322

Craig A. Wolfanger	26,328,287	306,224	6,387	1,322,322

All director nominees were duly elected, having received a majority of the votes cast at the meeting, which means that the number of votes cast “for” each director exceeded the number of votes cast “against” that director, and excluding abstentions and broker non-votes.

Proposal 2. Ratification of the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for fiscal year 2010.

FOR	AGAINST	ABSTAIN

27,110,268	845,151	7,801

Proposal 2 was ratified, having received the affirmative vote of a majority of the stock having voting power present in person or by proxy and entitled to vote at the meeting.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTECH CORPORATION

By:	/s/ Rosemary L. Klein
Name: Rosemary L. Klein
Title: Senior Vice President, General Counsel

Dated: March 17, 2010

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